Exhibit 21 - Subsidiaries of the Registrant
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                                                          State of                                Trade Names
       Name                                             Incorporation                              (if any)


Jreck Subs, Inc.                                          New York                                None
Leovera, Inc.                                             Florida                                 Hymies
Bagels
Admiril Subs of Washington, Inc.                          Washington                               Seawest Subs
Admiral's Fleet, Inc.                                     Washington                              Seawest Subs
Little King, Inc.                                         Delaware                                None
Richey Enterprises, Inc.                                  Washington                              Georgia Subs
Pastry Products Producers, LLC                            New York                                None
Quality Franchise Systems, Inc.                           Delaware                                Mountain
Mikes Pizza
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